EXHIBIT 2.1
                                                                     -----------


                                                                [EXECUTION COPY]

                               AMENDMENT NO. 1 TO

                               EXCHANGE AGREEMENT
                               ------------------

      This Amendment No. 1 to Exchange Agreement (this "Amendment"), dated as of May 15, 2007, is made by and among:

      (a) The undersigned holders (each, a "Consenting Noteholder" and collectively Consenting Noteholders") of certain 9-3/8% Senior Subordinated Notes due 2011 (the "9-3/8% Notes") and/or 8-3/4% Senior Subordinated Notes due 2011 (the "8-3/4% Notes" and together with the 9-3/8% Notes, the "Notes"), in each case issued by SunCom Wireless, Inc. (f/k/a Triton PCS, Inc.) ("Wireless"); and

       (b) SunCom Wireless Holdings, Inc. ("Holdings"), the indirect parent of Wireless, and SunCom Wireless Investment Company LLC ("Investco"), the direct subsidiary of Holdings and direct parent of Wireless (each of the foregoing, together with the Consenting Noteholders, a "Party", and collectively, the "Parties").

                                    RECITALS
                                    --------

      WHEREAS, the Parties have previously entered into that certain Exchange Agreement, dated as of January 31, 2007 (the "Exchange Agreement");

      WHEREAS, pursuant to Section 14.5(c) of the Exchange Agreement, such Exchange Agreement may be amended by a written instrument executed by Holdings, Investco and the Requisite Noteholders;

      WHEREAS, Holdings, Investco and the Consenting Noteholders signatories hereto, which constitute the Requisite Noteholders, wish to amend the Exchange Agreement in accordance with the terms set forth in this Amendment; and

      NOW, THEREFORE, in consideration of the foregoing and the promises, mutual covenants and agreements set forth herein and for other good and valuable consideration, the Parties agree as follows:

SECTION 1.  CERTAIN DEFINITIONS.

      For purposes of this Amendment, defined terms used herein and not otherwise defined herein have the meaning given to such terms in the Exchange Agreement.

SECTION 2.  AMENDMENTS TO EXCHANGE AGREEMENT.

2.1.  JOINDER.

      Highland Credit Opportunities CDO, Ltd., by execution of this Amendment, does hereby join and become a party to the Exchange Agreement, as amended by this Amendment, as a Consenting Noteholder, subject to all of the rights, restrictions, conditions and obligations applicable to the Consenting

Noteholders set forth in the Exchange Agreement as amended by this Amendment, as if such Party were a signatory thereto as a Consenting Noteholder.

2.2.  EXCHANGE.

      Subject to the terms and conditions of this Amendment and the Exchange Agreement, at the Closing, each Consenting Noteholder will exchange its Relevant Interests, by transferring the applicable Notes to Investco pursuant to Section
2.2 of the Exchange Agreement, for the number of shares of Class A Stock specified opposite such Consenting Noteholder's name on the revised Schedule I to this Amendment. Schedule I to this Amendment amends, supersedes and replaces in its entirety Schedule I attached to the Exchange Agreement or any prior modifications thereof. At Closing, each Consenting Noteholder shall be obligated to deliver the applicable Notes on Schedule I hereto in accordance with the terms of the Exchange Agreement.

2.3.  BOARD MAKEUP.

      Section 9.1 of the Exchange Agreement is hereby amended and restated in its entirety to read as follows:

      "9.1. BOARD MAKEUP

      (a) Effective immediately upon consummation of the Exchange, the Board will be reconstituted as follows (collectively, the "New Board"): (i) Michael E. Kalogris, the Chairman and Chief Executive Officer of Holdings, and Scott I. Anderson, Chairman of the Audit Committee of the Board (together, the "Continuing Directors"), will remain on the Board and (ii) the remaining three current directors will resign from the Board. Prior to the effectiveness of the resignations of any of the members of the existing Board, the Board will act to
(A) increase the size of the Board to ten members and (B) approve the appointment, effective immediately following the resignation of the three current directors other than the Continuing Directors and the Closing, of (i) two (2) new directors designated by Highland Capital Management, L.P., (ii) three (3) new directors designated by Pardus Capital Management L.P., a number (not less than one (1)) to be determined of whom will be independent (as determined by the New Board) under New York Stock Exchange Rules (the "NYSE Rules") and (iii) one (1) new directors designated by DiMaio Ahmad Capital LLC, who will be independent (as determined by the New Board) under NYSE Rules, to fill six of the vacant board seats created by the resignation of such directors and the expansion of the Board. In addition, after the Closing, the eight members of the New Board shall consider the appointment of (i) one (1) additional new director designated by Highland Capital Management, L.P., who will be independent (as determined by the New Board) under NYSE Rules and (ii) one (1) additional new director designated by DiMaio Ahmad Capital LLC, who will be independent (as determined by the New Board) under NYSE Rules, to fill the two remaining vacant board seats created by the expansion of the size of the New Board to ten members at Closing (the "Post-Closing Designees"). The Parties agree that after Closing but on or prior to May 31, 2007, the New Board shall consider as candidates for the Post-Closing Designees those Persons set forth on
Schedule II to this Amendment (the "Initial Post-Closing Designees"), and call such vote or solicitation of unanimous written consent of the New Board as is necessary to determine whether either or both of such Initial Post-Closing


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



Designees shall receive unanimous approval of the eight members of the New Board as required by the immediately following paragraph of this Section 9.1(a).

      In the event that after Closing the New Board does not approve the election or appointment of any Initial Post-Closing Designee or subsequently submitted Post-Closing Designee by a unanimous favorable vote of the eight members of the New Board, such Post-Closing Designee shall be automatically deemed (without further action by the Parties) no longer eligible for membership on the New Board and the Party or Parties with board appointment rights for such director candidate shall submit successive replacement Post-Closing Designees until a unanimous favorable vote or written consent of the entire eight members of the New Board shall be obtained for each of the two Post-Closing Designees. Notwithstanding the designation rights of particular Consenting Noteholders or the requirements of Board unanimity set forth in this clause (a), each of the Post-Closing Designees appointed to the New Board shall have relevant background and experience and shall otherwise be reasonably acceptable to and consented to by each then-incumbent member of the New Board, which consent shall not be unreasonably withheld or delayed.

      (b) The directors appointed by the Persons set forth in clause (B) of the second sentence of the first paragraph of the immediately preceding clause
(a) (together with the Person making such appointment) are set forth on Schedule II hereto. Each such newly appointed director will be elected to the director class (e.g. class I, II or III) provided for in Holdings' certificate of incorporation indicated next to such director's name on Schedule II hereto. The two Post-Closing Designees to be appointed after Closing pursuant to the immediately preceding clause (a) shall be elected to the director class indicated under the name of the Person with the applicable appointment right as set forth on Schedule II.

      (c) If either of the two Continuing Directors ceases to serve as a director for any reason at any time prior to the earlier of the consummation of a Sale Transaction (as defined below) and the termination of the Sale Transaction process by the New Board, the remaining Continuing Director will be entitled to select a replacement with relevant qualifications and experience, and Holdings and the Parties hereto with board appointment rights shall use their commercially reasonable efforts to cause such selected replacement to be appointed by the New Board to fill the vacancy; provided that any such replacement must be reasonably acceptable to and consented to by the majority of the New Board, which consent shall not be unreasonably withheld or delayed.

      (d) In the event that a director designated pursuant to clause (a) of this Section 9.1 (other than a Continuing Director) ceases to serve as director for any reason after Closing (and, with respect to Post-Closing Designees, after such director has been approved and elected by unanimous favorable vote or consent of the New Board) but prior to the 2008 Annual Meeting of Stockholders of Holdings, the vacancy resulting thereby shall be filled by an individual designated and nominated by the Person that nominated the director who has ceased to serve, provided that the individual so nominated shall have relevant background and experience and shall otherwise be reasonably acceptable to and consented to by the remainder of the New Board, which consent shall not be unreasonably withheld or delayed, and Holdings and the Parties hereto with board appointment rights shall take all action necessary to promptly elect, if


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



necessary, such successor or replacement director to the New Board as soon as practicable after the date of such vacancy.

      (e) Each director appointed to the New Board shall execute a confidentiality agreement in form and substance reasonably satisfactory to Holdings prior to assuming his or her position on the New Board. The Parties agree that the Recapitalization Documents, including any proxy solicitation materials, shall reflect the arrangements set forth in this paragraph as and to the extent required by law.

      (f) Notwithstanding Section 14.5(c) of the Exchange Agreement, Holdings shall not be authorized to execute or otherwise consent to any subsequent amendment to this Section 9.1 after Closing without first obtaining the unanimous favorable vote or consent of the New Board."

      Schedule II to this Amendment amends, supersedes and replaces in its entirety Schedule II attached to the Exchange Agreement or any prior modifications thereof.

SECTION 3.  MISCELLANEOUS TERMS.

3.1.  EXCHANGE AGREEMENT REMAINS IN FULL FORCE AND EFFECT.

      Except as specifically provided in this Amendment, the Exchange Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Exchange Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Exchange Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Exchange Agreement shall mean and be a reference to the Exchange Agreement, as amended by this Amendment.

3.2.  HEADINGS.

      The headings of all sections of this Amendment are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

3.3.  EXECUTION OF AMENDMENT.

      This Amendment may be executed and delivered (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Each individual executing this Amendment on behalf of a Party has been duly authorized and empowered to execute and deliver this Amendment on behalf of said Party.





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





      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                              SUNCOM WIRELESS HOLDINGS, INC.


                              By:  /s/ Eric Haskell
                                  --------------------------------
                               Name:  Eric Haskell
                               Title: Executive Vice President and
                                      Chief Financial Officer


                              SUNCOM WIRELESS INVESTMENT COMPANY LLC


                              By:  /s/ Eric Haskell
                                  --------------------------------
                               Name:  Eric Haskell
                               Title: Executive Vice President and
                                      Chief Financial Officer






                  [SIGNATURES CONTINUED ON FOLLOWING PAGES]



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



                              PARDUS EUROPEAN SPECIAL OPPORTUNITIES MASTER
                              FUND L.P.

                              By:   Pardus Capital Management LP, its Investment
                              Manager

                              By: Pardus Capital Management LLC, its general partner


                              By:  /s/  Karim Samii
                                 ---------------------------------------------
                                   Name:   Karim Samii
                                   Title:  Sole Member















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



                              CAPITAL RESEARCH AND MANAGEMENT COMPANY, for and on behalf of American High-Income Trust

                              By:   /s/  Michael J. Downer
                                  ----------------------------------------------
                                   Name:   Michael J. Downer
                                   Title:  Vice President and Secretary



                              CAPITAL RESEARCH AND MANAGEMENT COMPANY, for and on behalf of The Bond Fund of America, Inc.

                              By:   /s/  Michael J. Downer
                                  ----------------------------------------------
                                   Name:   Michael J. Downer
                                   Title:  Vice President and Secretary



                              CAPITAL RESEARCH AND MANAGEMENT COMPANY, for and on behalf of The Income Fund of America, Inc.

                              By:   /s/  Michael J. Downer
                                  ----------------------------------------------
                                   Name:   Michael J. Downer
                                   Title:  Vice President and Secretary






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



                              LISPENARD STREET CREDIT (MASTER), LTD

                              By:  DiMaio Ahmad Capital LLC, its investment
                              manager

                              By:  /s/  Wes Higgins
                                  ----------------------------------------------
                                   Name:   Wes Higgins
                                   Title:  Partner and Chief Operating Officer



                              POND VIEW CREDIT (MASTER), L.P.

                              By:  DiMaio Ahmad  Capital  LLC, its  investment
                              manager

                              By: /s/  Wes Higgins
                                  ----------------------------------------------
                                   Name:   Wes Higgins
                                   Title:  Partner and Chief Operating Officer



















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



                              HIGHLAND CREDIT OPPORTUNITIES CDO, L.P.

                              By:   Highland Credit Opportunities CDO GP, L.P.,
                              its general partner

                              By:   Highland Credit Opportunities CDO GP, LLC,
                              its general partner

                              By:   Highland Capital Management, L.P., its sole
                              member

                              By:   Strand Advisors, Inc., its general partner

                              By:     /s/  Mark K. Okada
                                    ------------------------------------------
                                    Name:   Mark K. Okada
                                    Title:  Executive Vice President Strand
                                    Advisors, Inc., General Partner of
                                    Highland Capital Management, L.P.



                              HIGHLAND SPECIAL OPPORTUNITIES HOLDING COMPANY


                              By:    /s/  J. Kevin Ciavarra
                                    ------------------------------------------
                                    Name:   J. Kevin Ciavarra
                                    Title:  Officer



                              HIGHLAND CREDIT OPPORTUNITIES CDO, LTD.

                              By:   Highland Capital Management, L.P., As
                              Collateral Manager

                              By:   Strand Advisors, Inc., its general partner


                              By:     /s/  Mark K. Okada
                                    ------------------------------------------
                                    Name:   Mark K. Okada
                                    Title:  Executive Vice President Strand
                                    Advisors, Inc., General Partner of
                                    Highland Capital Management, L.P.

                              HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.

                              By:   Highland Crusader Fund GP, L.P., its general
                              partner

                              By:   Highland Crusader GP, LLC., its general
                              partner

                              By:   Highland Capital Management, L.P., its sole
                              member

                              By:   Strand Advisors, Inc., its general partner


                              By:     /s/  Mark K. Okada
                                    ------------------------------------------
                                    Name:   Mark K. Okada
                                    Title:  Executive Vice President Strand
                                    Advisors, Inc., General Partner of
                                    Highland Capital Management, L.P.




                              HIGHLAND CREDIT STRATEGIES MASTER FUND, L.P.

                              By:   Highland General Partner, L.P., its general
                              partner

                              By:   Highland GP Holdings LLC, its general
                              partner

                              By:   Highland Capital Management,  LP, its sole
                              member

                              By:   Strand Advisors, Inc., its general partner

                              By:     /s/  Mark K. Okada
                                    ------------------------------------------
                                    Name:   Mark K. Okada
                                    Title:  Executive Vice President Strand
                                    Advisors, Inc., General Partner of
                                    Highland Capital Management, L.P.

                              HIGHLAND CDO OPPORTUNITY MASTER FUND, L.P.

                              By:   Highland CDO Opportunity Fund GP, L.P., its
                              general partner

                              By:   Highland CDO Opportunity Fund GP, LLC., its
                              general partner

                              By:   Highland Capital Management, L.P., its sole
                              member

                              By:   Strand Advisors, Inc., its general partner

                              By:     /s/  Mark K. Okada
                                    ------------------------------------------
                                    Name:   Mark K. Okada
                                    Title:  Executive Vice President Strand
                                    Advisors, Inc., General Partner of
                                    Highland Capital Management, L.P.



                              HIGHLAND CAPITAL MANAGEMENT SERVICES, INC.


                              By:     /s/  Mark K. Okada
                                    ------------------------------------------
                                    Name:   Mark K. Okada
                                    Title:  Officer









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



                                    HIGHLAND CREDIT STRATEGIES FUND

                                    By: /s/ M. Jason Blackburn
                                       ---------------------------------------
                                    Name:   M. Jason Blackburn
                                    Title:  Treasurer



                                    RESTORATION OPPORTUNITIES FUND

                                    By: /s/ M. Jason Blackburn
                                       ---------------------------------------
                                    Name:   M. Jason Blackburn
                                    Title:  Treasurer














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



                                    ORIX FINANCE CORP.



                                    By:  /s/ Christopher L. Smith
                                        --------------------------------------
                                    Name:   Christopher L. Smith
                                    Title:  Authorized Representative























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





                                    GOLDMAN, SACHS & CO.



                                    By:   /s/ Justin Gmelich
                                        ----------------------------------------
                                    Name:   Justin Gmelich
                                    Title:  Partner, MD






















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



                                    J.P. MORGAN SECURITIES INC.



                                    By:  /s/ Gary Gabrysh
                                        ----------------------------------------
                                    Name:   Gary Gabrysh
                                    Title:  Associate





























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